UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2007 (July 16, 2007)

INTERNATIONAL COAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32679	20-2641185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Corporate Centre Drive Scott Depot, West Virginia	25560
(Address of Principal Executive Offices)	Zip Code)

Registrants’ telephone number, including area code: (304) 760-2400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On July 19, 2007, International Coal Group, Inc. (the “Company”) issued an earnings release reporting its financial results for the three months ended June 30, 2007. A copy of this earnings release is attached as Exhibit 99.1 hereto. On July 19, 2007, ICG also posted the earnings release on its web site at, www.intlcoal.com.

The foregoing information (including Exhibit 99.1 hereto) is being furnished under “Item 2.02 Results of Operations and Financial Condition” and “Item 7.01 Regulation FD Disclosure.” Such information (including Exhibit 99.1 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of the information pursuant to Items 2.02 and 7.01 (including Exhibit 99.1 hereto) do not mean that such information is material or that disclosure of such information is required.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 16, 2007, the Company’s wholly-owned subsidiary, ICG, LLC (“ICG”) the Company and the Company’s subsidiaries entered into an unsecured $25.0 million term facility (the “Term Loan”) with WLR Recovery Fund III, L.P. The Term Loan will be used for working capital and other general corporate purposes. The Company has agreed, subject to the approval of its lenders under its current Credit Facility (described below), to provide security for the Term Loan.

ICG, the Company and its subsidiaries are jointly and severally liabile for the Term Loan. The Term Loan ranks equally with all of ICG’s, the Company’s and its subsidiaries respective existing and future unsecured indebtedness, but effectively subordinated to all of their respective existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness. The Term Loan will mature on the earlier of (i) demand being made by the payee, (ii) September 14, 2007, 90 days from the date of the Term Loan, and (iii) the date on which the Company incurs additional debt in excess of $5.0 million. Interest on the Term Loan will accrue at the rate of LIBOR plus 3.5% per annum, payable monthly in arrears on the first day of each month, subject to a 2.0% increase per annum upon the occurrence and during an event of default.

The Term Loan contains customary events of default, including, (i) failure to pay principal or interest when due or in the case of a payment demand, five days after notice is

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given; (ii) the commencement of a proceeding against ICG or any Guarantor for dissolution, liquidation, or the voluntary or involuntary termination or dissolution of ICG or any of the Guarantors; (iii) insolvency of, the appointment of a custodian, trustee, liquidator or receiver for any of the property of, an assignment for the benefit of creditors by, or the filing of a petition under any bankruptcy, insolvency or debtor’s relief law, or for any readjustment of indebtedness, composition or extension by or against ICG or any Guarantor, or (iv) the occurrence of an event of default under (a) the Company’s Second Amended and Restated Credit Agreement (“Credit Facility”), dated as of June 23, 2006 (as modified from time to time) and, (b) the indenture dated as of June 23, 2006, governing the Company’s 10.25% Senior Notes due 2014. Upon the happening of an event of default as set forth above, the unpaid balance and interest on the Term Loan shall become immediately due and payable upon written notice, except in the case of (ii) and (iii) above, in which case no written notice is required.

The foregoing descriptions of the Term Loan does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the full and complete terms of the Term Loan that is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Promissory Note, dated July 16, 2007, by and among ICG, LLC, as borrower, the other borrowers party thereto and WLR Recovery Fund III, L.P.

99.1	Earnings Release dated July 19, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

	By:	/s/ Bennett K. Hatfield
	Name:	Bennett K. Hatfield
	Title:	Chief Executive Officer and President

Date: July 19, 2007

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Exhibit Index

Exhibit Number	Document
10.1	Promissory Note, dated July 16, 2007, by and among ICG, LLC, as borrower, the other borrowers party thereto and WLR Recovery Fund III, L.P.

99.1	Earnings Release dated July 19, 2007

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